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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 20, 2007

ULittle Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: U(509) 624-5831

UN/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 8.01  Other Events

On December 20, 2007, Little Squaw Gold Mining Company reported that assay results from additional hard rock trenching continue to show significant widespread gold mineralization within multiple geologic structures on the Company’s wholly owned Chandalar, Alaska, mining property. The findings of the 2007 excavator trenching program have solidified several diamond drilling targets for 2008 and confirm that the Company is dealing with a strong and substantially underexplored system of gold mineralization.

The Company’s 24-square-mile property covers most of the Chandalar mining district. The district’s prospects are mostly aligned along a series of 10 subparallel northwest-southeast structural belts, each several miles long and spaced thousands of feet apart. Sections of these structural belts contain gold mineralization within quartz veins. These are mesothermal veins and fall into a category of gold deposits often called “lode gold” or ‘greenstone gold,” which are responsible for about a quarter of the world’s total gold production.

For additional information, please see the press release, incorporated herein as exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1  - Press Release, December 20, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: December 20, 2007	By: /s/ Ted R. Sharp
Ted R. Sharp Principal Financial Officer